Exhibit 99.1

COCA-COLA PLAZA

ATLANTA, GEORGIA

J. ALEXANDER M. DOUGLAS, JR. PRESIDENT, COCA-COLA NORTH AMERICA	P. O. BOX 1734 ATLANTA, GA 30301 — 404 676-4421 FAX 404-598-4421

April 11, 2017

J. Frank Harrison III

Chairman and Chief Executive Officer

Coca-Cola Bottling Co. Consolidated

4100 Coca-Cola Plaza

Charlotte, NC 28211

Dear Frank,

This letter (“Letter of Intent”) sets forth the general terms and conditions pursuant to which Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly owned subsidiary of The Coca-Cola Company (“TCCC”), or one of its affiliates, will exchange certain exclusive territory rights and distribution assets for like kind assets with Coca-Cola Bottling Co. Consolidated (“Bottler”), or one of its affiliates, as further described below:

1. Exchange of Somerset Territory Rights and Assets. The parties will enter into a transaction (the “Transaction”) intended to qualify as a “like kind exchange” under Section 1031 of the United States Internal Revenue Code of 1986, as amended pursuant to which Bottler will exchange (a) certain exclusive rights for the distribution, promotion, marketing and sale of TCCC-owned and -licensed beverage products and cross-licensed brands in the geographic area described in Exhibit A (the “Bottler Exchange Territory”), and (b) certain distribution assets and working capital of Bottler associated with the rights described in clause (a), (the assets described in clauses (a) - (b) are collectively referred to as the “Bottler Exchange Assets”) for certain like kind assets of CCR. The Bottler Exchange Assets will be included with those Bottler assets being transferred to CCR under the like kind exchange transaction described in that certain Letter of Intent, dated as of June 14, 2016, by and between CCR and Bottler (the “Phase 4 LOI”) and the Transaction described in this Letter of Intent will be documented in, and governed by the terms and conditions of, the Asset Exchange Agreement (as defined in the Phase 4 LOI). The parties anticipate continued discussions regarding the potential tax impact and other considerations of the exchange transactions and may mutually agree to restructure portions of the exchange transactions to be completed by way of a purchase transaction instead.

2. Participation in System Governance Activities. Bottler and CCR/TCCC agree to implement in the Sub-Bottling Territory binding System governance consistent with the Coca-Cola System Governance Letter Agreement described in the CBA and their ongoing implementation of such governance in Bottler’s existing distribution territories for Coca-Cola products.

3. Economic Participation. As part of the Transaction, Bottler, CCR and TCCC intend to implement arrangements under which Bottler will be provided opportunities to participate economically in (a) the U.S. existing non-DSD businesses, and (b) future non-DSD products and/or business models. The parties currently anticipate that their implementation of such arrangements will be consistent with their ongoing discussions of the topic with such improvements as the parties may mutually agree.

4. Economic Consideration. The consideration to be received by Bottler in exchange for the Bottler Exchange Assets will be included in the like kind exchange transaction described in the Phase 4 LOI, as will be more fully described in the Asset Exchange Agreement.

5. Conditions to Closing. The consummation of the Transaction will be subject to such closing conditions as are ultimately set forth in the Asset Exchange Agreement, including those described in the Phase 4 LOI.

6. Anticipated Schedule. The parties anticipate that, shortly after their execution of this Letter of Intent, there may be a joint public announcement by the parties of the Transaction and, subject to applicable regulatory requirements, detailed due diligence and joint integration planning and change management activities will then begin. The parties further anticipate that the Asset Exchange Agreement and other formal legal agreements will be executed during 2017. The parties also anticipate that the closing pursuant to the Asset Exchange Agreement will be completed later in 2017. Notwithstanding the foregoing, the parties acknowledge and agree that the before mentioned dates are estimates only, and are subject to change based on the parties’ discussions, changing business conditions, and other matters.

7. Board Approvals. This Letter of Intent is subject to the approval processes of the respective parties, including approval of each of their Boards of Directors.

8. Transition Planning Period and Activities. The parties anticipate that, in order to ensure a smooth transition of the distribution business in the Bottler Exchange Territory to CCR and subject to applicable regulatory requirements, beginning on the date of execution of this Letter of Intent and continuing until the earlier of the termination of this Letter of Intent, execution of the Asset Exchange Agreement, or the closing thereunder (as applicable), they will engage in a number of joint integration planning and change management activities.

9. Due Diligence; Pre-Closing Activities. The parties anticipate that prior to execution of the Asset Exchange Agreement and continuing until the closing thereunder, CCR will perform such due diligence on the distribution business as is customary for a transaction of this nature and complexity including, without limitation, in the areas of finance, operations, environmental, legal, tax, and employment, and Bottler will provide reasonable and customary access in this regard.

Classified - Confidential

10. Expenses. Except as otherwise expressly agreed by the parties, each party will bear its own fees and expenses incurred in connection with the Transaction, including with respect to any due diligence, negotiation, preparation of documentation, the closing and legal, accounting, consulting, travel and other similar fees or expenses, whether or not the Asset Exchange Agreement is reached.

11. Termination. This Letter of Intent may be terminated: (a) by mutual written consent of CCR and Bottler; or (b) upon written notice by CCR or Bottler to the other party if the Asset Exchange Agreement has not been executed on or prior to December 31, 2017.

12. Non-Binding. This Letter of Intent expresses the present intent of the parties to enter into the Asset Exchange Agreement and supporting operating agreements based on the principal terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, this Letter of Intent shall not be binding on the parties hereto except as to the captioned sections “Expenses”, “Termination”, “Non-Binding”, “Assignment”, “Amendment; Modification; Waiver”, “Counterparts”, “Confidentiality” and “Governing Law”, which shall be binding and expressly survive any termination hereof.

13. Assignment. This Letter of Intent and the rights and obligations set forth herein shall not be assignable by any party hereto without the prior written consent of the other party hereto. Subject to the preceding sentence, the binding provisions of this Letter of Intent (as noted in the “Non-Binding” section above) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14. Amendment; Modification; Waiver. This Letter of Intent may not be amended or terminated or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

15. Counterparts. This Letter of Intent may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement, and delivery of an executed signature page by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart.

16. Confidentiality. This Letter of Intent is strictly confidential and is covered by the parties’ Confidentiality Agreement – Bottler Discussions relating to System Operational Design Project. Neither this Letter of Intent nor any of its contents may be disclosed by TCCC, CCR or Bottler or any of their respective directors, officers, employees, agents, advisors or representatives, except as permitted in such agreement, and each of the parties will cause such persons not to make any such disclosure.

17. Governing Law. This Letter of Intent will be governed by the laws of the State of Georgia.

Frank, we appreciate your team’s efforts and dedication in our System of the Future work to date. We look forward to continuing to work closely with your team to finalize the Asset Exchange Agreement, close this Transaction and move forward with our joint work.

Classified - Confidential

Please acknowledge your acceptance of the terms and conditions of this Letter of Intent by signing where indicated below and returning it to us.

[Remainder of page intentionally left blank; signature page follows]

Classified - Confidential

Very truly yours,

/s/ J. Alexander M. Douglas, Jr.

Agreed to and Accepted

as of the date first written above:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ J. Frank Harrison III
	Name:	J. Frank Harrison III
	Title:	Chairman & Chief Executive Officer

Exhibit A

Somerset Territory

Classified - Confidential